EXHIBIT (3.1)

                       AMENDMENT TO BY-LAWS

On April 3, 1997, the Board of Directors voted to accept the following change to CPI Corp.'s By-Laws:

     RESOLVED, that the first sentence of section 3.2 of the By-Laws of the Corporation be, and hereby is, amended to read as follows:

     The number of directors constituting the full
     Board of Directors shall be no more than nine
     (9), or such other number, not less that three
     (3), as may from time to time be established by amendment of these By-Laws.































                              22